Exhibit 99.1

ITT EDUCATIONAL SERVICES, INC. REPORTS 2011 SECOND QUARTER RESULTS

CARMEL, IN, July 21, 2011—ITT Educational Services, Inc. (NYSE:  ESI), a leading provider of technology-oriented postsecondary degree programs, today reported that new student enrollment in the second quarter of 2011 decreased 19.9% to 17,351 compared to 21,673 in the same period in 2010.  Total student enrollment decreased 7.0% to 78,743 as of June 30, 2011 compared to 84,695 as of June 30, 2010.

The company provided the following information for the three and six months ended June 30, 2011 and 2010:

Financial and Operating Data for the Three Months Ended June 30th, Unless Otherwise Indicated
(Dollars in millions, except per share and per student data)

					Increase/
	2011		2010		(Decrease)

Revenue	$387.9		$401.8		(3.5)%
Operating Income	$130.0		$157.1		(17.3)%
Operating Margin	33.5%		39.1%		(560) basis points
Net Income	$79.0		$96.0		(17.7)%
Earnings Per Share (diluted)	$2.85		$2.78		2.5%
New Student Enrollment	17,351		21,673		(19.9)%
Continuing Students	61,392		63,022		(2.6)%
Total Student Enrollment as of June 30th	78,743		84,695		(7.0)%
Persistence Rate as of June 30th (A)	73.1%		74.5%		(140) basis points
Revenue Per Student	$4,616		$4,753		(2.9)%
Cash and Cash Equivalents, Restricted Cash and
Investments as of June 30th	$305.8		$280.1		9.2%
Bad Debt Expense as a Percentage of Revenue	4.5%		5.7%		(120) basis points
Days Sales Outstanding as of June 30th	11.0 days		22.3 days		(11.3) days
Deferred Revenue as of June 30th	$266.8		$197.1		35.4%
Debt as of June 30th	$150.0		$150.0
Weighted Average Diluted Shares of Common Stock Outstanding	27,719,000		34,525,000
Shares of Common Stock Repurchased	1,100,000	(B)	1,000,000	(C)
Land and Building Purchases and Renovations	$1.2	(D)	$1.8	(E)	(33.1)%
Number of New Colleges in Operation	1		2
Capital Expenditures, Net	$7.5		$7.2		3.4%
Graduate Employment Rate as of April 30th	70	% (F)	73	% (G)	(300) basis points
Average Annual Reported Graduate Salary as of April 30th	$31,300	(H)	$31,600	(I)	(0.9)%

Financial and Operating Data for the Six Months Ended June 30th
(Dollars in millions, except per share and per student data)
	2011		2010		Increase/ (Decrease)

Revenue	$771.0		$785.8		(1.9)%
Operating Income	$270.6		$299.7		(9.7)%
Operating Margin	35.1%		38.1%		(300) basis points
Net Income	$164.4		$183.5		(10.4)%
Earnings Per Share (diluted)	$5.77		$5.24		10.1%
Bad Debt Expense as a Percentage of Revenue	3.9%		5.8%		(190) basis points
Revenue Per Student	$9,141		$9,507		(3.8)%
Weighted Average Diluted Shares of Common Stock Outstanding	28,511,000		35,010,000
Shares of Common Stock Repurchased	3,100,000	(J)	1,952,500	(K)
Land and Building Purchases and Renovations	$1.7	(L)	$2.6	(M)	(35.4)%
Number of New Colleges in Operation	1		4
Capital Expenditures, Net	$12.2		$12.5		(2.8)%

(A)	Represents the number of Continuing Students in the academic term, divided by the Total Student Enrollment in the immediately preceding academic term.
(B)	For approximately $79.4 million or at an average price of $72.20 per share.
(C)	For approximately $105.0 million or at an average price of $105.03 per share.
(D)	Represents costs associated with renovating, expanding or constructing buildings at nine of the company’s locations
(E)	Represents costs associated with renovating, expanding or constructing buildings at 13 of the company’s locations.
(F)	Represents the percentage of the ITT Technical Institutes’ 2010 employable graduates who obtained employment in positions using skills taught in their programs of study as of April 30, 2011.
(G)	Represents the percentage of the ITT Technical Institutes’ 2009 employable graduates who obtained employment in positions using skills taught in their programs of study as of April 30, 2010.
(H)	Represents the average annual salary reported by the ITT Technical Institutes’ 2010 employed graduates as of April 30, 2011.
(I)	Represents the average annual salary reported by the ITT Technical Institutes’ 2009 employed graduates as of April 30, 2010.
(J)	For approximately $218.5 million or at an average price of $70.49 per share.
(K)	For approximately $200.1 million or at an average price of $102.46 per share.
(L)	Represents costs associated with renovating, expanding or constructing buildings at 11 of the company’s locations.
(M)	Represents costs associated with renovating, expanding or constructing buildings at 17 of the company’s locations.

The Company adjusted its 2011 internal goal for earnings per share from the range of $8.50 to $10.50 to an adjusted range of $10.00 to $10.50.

ITT Educational Services, Inc. will conduct a conference call with financial analysts to discuss its 2011 second quarter earnings at 11:00 am (ET) this morning.  The public is invited to listen to a live webcast of the conference call.  The webcast may be accessed by following the “Live Webcast” directions on ITT/ESI’s website at www.ittesi.com.

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based on the current expectations and beliefs of the company's management concerning future developments and their potential effect on the company. The company cannot assure you that future developments affecting the company will be those anticipated by its management. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: changes in federal and state governmental laws and regulations with respect to education and accreditation standards, or the interpretation or enforcement of those laws and regulations, including, but not limited to, the level of government funding for, and the company's eligibility to participate in, student financial aid programs utilized by the company's students; business conditions and growth in the postsecondary education industry and in the general economy; the company's failure to comply with the extensive education laws and regulations and accreditation standards that it is subject to; effects of any change in ownership of the company resulting in a change in control of the company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of its campuses; the company's ability to implement its growth strategies; the company's failure to maintain or renew required federal or state authorizations or accreditations of its campuses or programs of study; receptivity of students and employers to the company's existing program offerings and new curricula; loss of access by the company's students to lenders for education loans; the company's ability to collect internally funded financing from its students; the company’s exposure under its guarantees related to private student loan programs; the company's ability to successfully defend litigation and other claims brought against it; and other risks and uncertainties detailed from time to time in the company's filings with the U.S. Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

FOR FURTHER INFORMATION:

COMPANY:                                                                                                     WEB SITE:
Dana Stelsel, Communications                                                                                                     www.ittesi.com
(317) 706-9200

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

	As of
	June 30, 2011	December 31, 2010	June 30, 2010
	(unaudited)		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$158,235	$163,779	$140,524
Short-term investments	147,136	149,160	139,486
Restricted cash	387	255	70
Accounts receivable, net	47,041	68,937	98,390
Deferred income taxes	4,804	9,079	17,141
Prepaid expenses and other current assets	24,567	22,887	16,671
Total current assets	382,170	414,097	412,282

Property and equipment, net	198,207	198,213	193,717
Deferred income taxes	33,165	21,814	12,237
Other assets	45,610	40,656	28,008
Total assets	$659,152	$674,780	$646,244

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$66,008	$67,920	$76,116
Accrued compensation and benefits	23,610	28,428	26,049
Other current liabilities	8,421	15,441	14,491
Deferred revenue	266,847	244,362	197,107
Total current liabilities	364,886	356,151	313,763

Long-term debt	150,000	150,000	150,000
Other liabilities	57,791	40,559	29,049
Total liabilities	572,677	546,710	492,812

Shareholders' equity:
Preferred stock, $.01 par value,
5,000,000 shares authorized, none issued	0	0	0
Common stock, $.01 par value, 300,000,000 shares authorized,
37,068,904, 37,068,904 and 54,068,904 issued	371	371	541
Capital surplus	181,954	173,935	165,678
Retained earnings	684,905	524,678	1,182,204
Accumulated other comprehensive (loss)	(4,438)	(4,509)	(9,555)
Treasury stock, 10,045,948, 7,075,563 and 20,478,818 shares at cost	(776,317)	(566,405)	(1,185,436)
Total shareholders' equity	86,475	128,070	153,432
Total liabilities and shareholders' equity	$659,152	$674,780	$646,244

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	(unaudited)		(unaudited)
	2011	2010	2011	2010

Revenue	$387,877	$401,849	$771,048	$785,806

Costs and expenses:
Cost of educational services	142,272	133,763	280,198	268,145
Student services and administrative expenses	115,626	110,954	220,209	217,914
Total costs and expenses	257,898	244,717	500,407	486,059

Operating income	129,979	157,132	270,641	299,747
Interest income	790	533	1,625	1,242
Interest (expense)	(507)	(514)	(1,064)	(934)
Income before provision for income taxes	130,262	157,151	271,202	300,055
Provision for income taxes	51,262	61,111	106,816	116,564

Net income	$79,000	$96,040	$164,386	$183,491

Earnings per share:
Basic	$2.88	$2.82	$5.81	$5.31
Diluted	$2.85	$2.78	$5.77	$5.24

Supplemental Data:
Cost of educational services	36.7%	33.3%	36.3%	34.1%
Student services and administrative expenses	29.8%	27.6%	28.6%	27.7%
Operating margin	33.5%	39.1%	35.1%	38.1%
Student enrollment at end of period	78,743	84,695	78,743	84,695
Campuses at end of period	131	125	131	125
Shares for earnings per share calculation:
Basic	27,474,000	34,081,000	28,275,000	34,552,000
Diluted	27,719,000	34,525,000	28,511,000	35,010,000

Effective tax rate	39.4%	38.9%	39.4%	38.8%

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	(unaudited)		(unaudited)
	2011	2010	2011	2010
Cash flows from operating activities:
Net income	$79,000	$96,040	$164,386	$183,491
Adjustments to reconcile net income to net cash flows
from operating activities:
Depreciation and amortization	7,040	6,724	13,882	13,482
Provision for doubtful accounts	17,487	23,034	30,154	45,799
Deferred income taxes	(4,492)	(6,485)	(7,177)	(9,463)
Excess tax benefit from stock option exercises	(627)	(1,019)	(978)	(1,940)
Stock-based compensation expense	4,758	4,186	8,672	8,999
Other	(987)	334	(2,417)	490
Changes in operating assets and liabilities:
Restricted cash	1,433	5,228	(132)	1,821
Accounts receivable	(4,730)	(33,134)	(8,258)	(58,763)
Accounts payable	(6,681)	7,642	(1,912)	14,841
Other operating assets and liabilities	(32,886)	(20,711)	24,036	22,340
Deferred revenue	1,307	5,312	22,485	25,174
Net cash flows from operating activities	60,622	87,151	242,741	246,271

Cash flows from investing activities:
Facility expenditures and land purchases	(1,173)	(1,754)	(1,675)	(2,593)
Capital expenditures, net	(7,487)	(7,241)	(12,186)	(12,539)
Proceeds from sales and maturities of investments and repayment of notes	118,307	115,128	260,392	199,826
Purchase of investments and note advances	(123,104)	(115,602)	(281,693)	(222,774)
Net cash flows from investing activities	(13,457)	(9,469)	(35,162)	(38,080)

Cash flows from financing activities:
Excess tax benefit from stock option exercises	627	1,019	978	1,940
Proceeds from exercise of stock options	1,955	1,594	4,983	2,620
Repurchase of common stock and shares tendered for taxes	(79,434)	(105,315)	(219,084)	(201,015)
Net cash flows from financing activities	(76,852)	(102,702)	(213,123)	(196,455)

Net change in cash and cash equivalents	(29,687)	(25,020)	(5,544)	11,736

Cash and cash equivalents at beginning of period	187,922	165,544	163,779	128,788

Cash and cash equivalents at end of period	$158,235	$140,524	$158,235	$140,524